List of Subsidiaries

Name of Entity	Jurisdiction of Incorporation or Organization
CIFC Asset Management ESA LLC	Delaware
CIFC Asset Management Holdings LLC	Delaware
CIFC Asset Management KSA LLC	Delaware
CIFC Asset Management LLC	Delaware
CIFC Capital HoldCo LLC	Delaware
CIFC CLO Co-Investment Fund GP LLC	Delaware
CIFC CLO Co-Investment Fund II GP LLC	Delaware
CIFC CLO Opportunity Fund GP Ltd.	Cayman Islands
CIFC CLO Warehouse Fund GP LLC	Delaware
CIFC Holdings II LLC	Delaware
CIFC Holdings III LLC	Delaware
CIFC Holdings III Member LLC	Delaware
CIFC Master Fund Adviser LLC	Delaware
CIFC Master Fund LP	Cayman Islands
CIFC Member LLC	Delaware
CIFC Parthenon Loan Funding GP LLC	Delaware
CIFC Private Debt Advisers LLC	Delaware
CIFC Senior Secured Corporate Loan Funding GP, LLC	Delaware
CIFC Tactical Income Fund GP LLC	Delaware
Columbus Nova Credit Investments Management, LLC	Delaware
CypressTree Investment Management, LLC	Delaware
Deerfield Capital Management LLC	Delaware
CIFC Holdings II Sub LLC	Delaware
CIFC Holdings III Sub LLC	Delaware